UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 7, 2010

SecureCare Technologies, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	0-29804	82-0255758

(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	file number	Identification Number)

1617 W. 6th Street, Suite C, Austin Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 447-3700

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

          SecureCare Technologies, Inc. (the “Company”) is currently engaged in a private offering of its common stock. The offering commenced on November 1, 2009. The terms and conditions of the offering provide for accredited investors to purchase up to 3,125,000 shares of common stock at $0.08 per share from November 1, 2009 through March 31, 2010 (the “Stock Offer”). Effective November 1, 2009 a total of $200,000 in funds from the Stock Offer have been guaranteed on a stand-by basis by certain of the participating investors, all of whom own common stock of the Company. The Company has agreed to compensate the participating stand-by investors an amount equal to ten percent (10%) or Twenty Thousand Dollars ($20,000) of the guaranteed funds, in the form of shares of common stock of the Company (the “Compensation”), with one share being issued for each $.08 of the Compensation for a total of Two Hundred Fifty Thousand (250,000) shares (the “Compensation Shares”) to be issued. The Company retains the right, in its sole discretion, to increase the total amount of funds guaranteed on a stand-by basis to Two Hundred Fifty Thousand Dollars ($250,000), for which the ten percent (10%) Compensation would increase to Twenty Five Thousand Dollars ($25,000) in the form of shares of common stock of the Company, with one share being issued for each $.08 of the Compensation for a total of Three Hundred Twelve Thousand Five Hundred (312,500) Compensation Shares to be issued. The Compensation Shares will be issued after the Stock Offer has been completed. The Company anticipates it will issue the Compensation Shares on April 1, 2010.

          Effective November 23, 2009, the Company made a note extension offer (the “Extension Offer”) to 37 note holders, who also represent the majority ownership of the Company, related to $2,603,000 in principal amount outstanding of notes payable (the “Notes”) of the Company that mature between December, 2009 and May, 2010, the majority of which matures on December 31, 2009, and the related $396,729 in interest payable upon maturity of the Notes. The Extension Offer included the following terms and conditions:

1.)

Interest due at maturity on the Notes of $396,729 will automatically convert to shares of common stock of the Company, on the maturity date, with one share being issued for each $0.40 in interest due for a total of 991,823 shares to be issued.

2.)

On the maturity date of each of the Notes, representing $2,603,000 in principal amount outstanding, all Notes will be automatically extended to a revised maturity date of December 31, 2010 (the “Extended Notes”).

3.)	The Extended Notes will be non-interest bearing.

4.)	Outstanding purchase warrants, originally issued in conjunction with a portion of the Notes, totaling 255,200 warrants, will be re-priced to $.40 per share from $2.50 per share.

As of January 7, 2010, the aggregate shares sold in the Stock Offer and the shares issued in conjunction with the Extension Offer exceeded 5% of the Company’s issued and outstanding shares beyond those reported in our Current Report on Form 8-K dated December 8, 2009. As of January 12, 2010, 1,659,063 shares have been sold in the Stock Offer to 14 investors (including 1,171,875 shares sold to related parties) for $132,725. In addition, 547,715 shares have been issued in conjunction with the Extension Offer (including 365,798 shares issued to related parties). As a result of these issuances, the number of shares of common stock, par value $0.001 per share, that the Company has issued and outstanding has increased from the 11,920,618 reported in our Current Report on Form 8-K dated December 8, 2009 to 12,689,021.

          The Stock Offer is being conducted pursuant to the exemption provided pursuant to Regulation D under the Securities Act of 1933, as amended, and analogous state laws. The Company did not grant any registration rights to the investors in the offerings.

          The Company will use the proceeds of the Stock Offer as working capital. The Company incurred only nominal expenses in connection with the Stock Offer.

ITEM 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits:

10.1 Form of Subscription Agreement for Stock Offer Effective November 1, 2009*

* Previously Filed

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2010

SecureCare Technologies, Inc.

By:	/s/ NEIL BURLEY

Name:	Neil Burley
Title:	CFO and Principal Financial Officer